UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2009

KILROY REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-12675	95-4598246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 481-8400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2009, Kilroy Realty Corporation (the “Company”) entered into, as sole general partner of Kilroy Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), the Third Amendment (the “Amendment”) to the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”). The Amendment makes technical revisions to the allocations of net income and net losses of the Operating Partnership so that they more closely track cash distributions. The revisions to such allocations shall apply to the Company and to the limited partners of the Operating Partnership who consent or are deemed to consent to the Amendment.

Under the Partnership Agreement (but subject to the Amendment), net income of the Operating Partnership will generally be allocated:

•

first, to the extent holders of units have been allocated net losses, net income shall be allocated to such holders to offset these losses, in an order of priority which is the reverse of the priority of the allocation of these losses;

•

next, pro rata among the holders of the Operating Partnership’s 7.450% Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) in an amount equal to a 7.45% per annum cumulative return on the stated value of $50.00 per Series A Preferred Unit, holders of the Operating Partnership’s 7.80% Series E Cumulative Redeemable Preferred Units (“Series E Preferred Units”) in an amount equal to a 7.80% per annum cumulative return on the stated value of $25.00 per Series E Preferred Unit, and holders of the Operating Partnership’s 7.50% Series F Cumulative Redeemable Preferred Units (“Series F Preferred Units”) in an amount equal to 7.50% per annum cumulative return on the stated value of $25.00 per Series F Preferred Unit (the “Preferred Return”); and

•	the remaining net income, if any, will be allocated to the Company and to the common limited partners in accordance with the Company’s and the common limited partners’ respective percentage interests.

Under the Partnership Agreement (but subject to the Amendment), net losses of the Operating Partnership will generally be allocated:

•

first, to the Company and the common limited partners in accordance with their respective percentage interests, but only to the extent the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•

next, pro rata among the holders of the Series A Preferred Units, Series E Preferred Units and Series F Preferred Units, but only to the extent that the allocation does not cause a partner to have a negative adjusted capital account (ignoring any limited partner capital contribution obligations);

•	next, to partners pro rata in proportion to their positive adjusted capital accounts, until such capital accounts are reduced to zero; and

•	the remainder, if any, will be allocated to the Company.

Notwithstanding the foregoing, the Amendment generally provides that the “Adjusted Net Income” of the Operating Partnership (as defined in the Amendment) will first be allocated to the holders of the Operating

Partnership’s Series A Preferred Units, the Series E Preferred Units and the Series F Preferred Units to the extent of their Preferred Returns, with the remaining items of net income or net loss allocated according to the provisions described above.

The allocations described above are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code of 1986, as amended, and the associated Treasury regulations. See the section entitled “United States Federal Income Tax Considerations—Tax Aspects of the Operating Partnership, the Subsidiary Partnerships and Limited Liability Companies” in Exhibit 99.1 hereto.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

Reduction in Quarterly Common Stock Dividends

The Company paid a quarterly dividend of $0.58 per share of common stock in January 2009 that was declared in December 2008 and paid a quarterly dividend of $0.58 per share of common stock in April 2009 that was declared in March 2009. Recognizing the need to maintain maximum financial flexibility in light of the current state of the capital markets, and considering the dividend requirements for the increased number of shares of common stock expected to be outstanding upon completion of the common stock offering announced today, the Company expects to reduce its dividend payments for the balance of 2009. The Company expects to pay a quarterly dividend of $0.35 per share of common stock in each of the third and fourth quarters of 2009. The Company currently expects to pay the final two 2009 common stock dividend payments fully in cash. The decision to declare and pay any dividends on our common stock, as well as the timing, amount and composition of any such dividends, is at the sole discretion of the Company’s Board of Directors and will depend on the Company’s results of operations, funds from operations, liquidity, financial condition, capital requirements, any contractual prohibitions and other limitations of the Company’s indebtedness and preferred stock, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, any other applicable state or federal laws, and any other factors the Company’s Board of Directors deems relevant.

United States Federal Income Tax Considerations

The Company is also filing this current report on Form 8-K to provide a summary of certain United States federal income tax considerations, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference, that supersedes, in its entirety, each section entitled “Material Federal Income Tax Considerations” or “United States Federal Income Tax Considerations” contained or incorporated by reference, if applicable, in the Company’s registration statements remaining effective as of, and filed prior to, the date of this current report, or in any current report on Form 8-K filed by the Company prior to the date of this current report. This summary shall also be deemed incorporated by reference in any document subsequently filed by the Company under the Securities Act of 1933, as amended, to the extent expressly set forth by specific reference in such document.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Third Amendment to Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P.

99.1	United States Federal Income Tax Considerations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KILROY REALTY CORPORATION

By:	/s/ Heidi R. Roth
Heidi R. Roth
Senior Vice President and Controller

Date: May 28, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Third Amendment to Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P.

99.1*	United States Federal Income Tax Considerations

*	Filed herewith.

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